EXHIBIT 99.2

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
Info@AmericanCapital.com
www.AmericanCapital.com

FOR IMMEDIATE RELEASE:
March 12, 2007

Contact
Tom McHale, Senior Vice President, Finance (301) 951-6122

AMERICAN CAPITAL ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

Bethesda, MD - March 12, 2007 - American Capital Strategies Ltd. ("American Capital" or the "Company") (Nasdaq: ACAS) announced today it plans to make a public offering of 9 million shares of its common stock, 6 million shares of which are being offered by Citigroup Global Markets Inc., an affiliate of Wachovia Capital Markets, LLC and an affiliate of Credit Suisse Securities (USA) LLC (the "Counter-Parties" and each, a "Counter-Party") in connection with agreements to purchase common stock from American Capital at a future date, and 3 million shares of which are being offered directly by American Capital.  The Company has granted the underwriters an option to purchase up to an additional 1,350,000 shares to cover over-allotments.

Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, Credit Suisse Securities (USA) LLC, Bear, Stearns & Co. Inc., Goldman, Sachs & Co., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and Wells Fargo Securities, LLC are the underwriters for the offering.  Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and Credit Suisse Securities (USA) LLC are joint book-running managers for the offering.

The offering will be made under American Capital's existing shelf registration statement filed with the Securities and Exchange Commission. In connection with the offering, American Capital will enter into agreements (the "Forward Sale Agreements") with the Counter-Parties under which American Capital will agree to sell to the Counter-Parties in the aggregate 6 million shares of common stock (or a smaller number of shares) at the same offering price per share (the "Offering Price") as the 3 million shares being offered directly by American Capital in this offering, subject to certain adjustments.  The timing of these sales, which must occur within the next year, will generally be determined by American Capital.  The Company will physically settle each Forward Sale Agreement by delivering shares of common stock to the Counter-Party under the relevant Forward Sale Agreement and such Counter-Party will deliver the Offering Price subject to certain adjustments to the Company upon each settlement.  In connection with hedging their respective exposures under the Forward Sale Agreements, the Counter-Parties are expected to borrow from third party lenders and sell in the aggregate 6 million (or such smaller number of shares that they are able to borrow) of the offered shares of the Company's common stock at the close of this offering at the Offering Price.

American Capital expects to use substantially all of the net proceeds from the sale of its shares, and the subsequent sale of shares under the Forward Sale Agreements, if any, to reduce the borrowings under American Capital's existing revolving credit facilities and to fund investments.  Reducing borrowings under the revolving credit facilities will create availability under these facilities, which will generally be used for funding future American Capital investments and general corporate purposes.

This press release is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offering of these securities will be made only by means of a prospectus and a related prospectus supplement.  When available, copies of the prospectus and prospectus supplement may be obtained from Citigroup Corporate and Investment Banking, 140 58th Street, 8th Floor, Brooklyn, New York 11220 (telephone number: 718-765-6732), Wachovia Capital Markets, LLC, 375 Park Avenue, New York, New York 10152-4077, Attn: Equity Syndicate, equity.syndicate@wachovia.com or Credit Suisse Securities (USA) LLC, Prospectus Dept., One Madison Avenue, New York, New York 10010-3629 (telephone number: 212-325-2580).

ABOUT AMERICAN CAPITAL

American Capital is the second largest U.S. publicly traded alternative asset manager with approximately $11 billion in assets under management (second to Fortress (NYSE: FIG)).  American Capital, both directly and through its global asset management business, is an investor in management and employee buyouts, private equity buyouts, and early stage and mature private and public companies.  American Capital provides senior debt, mezzanine debt and equity to fund growth, acquisitions, recapitalizations and securitizations.  American Capital and its affiliates invest from $5 million to $750 million per company in North America and 5 million Euros to 400 million Euros per company in Europe.

This press release contains forward-looking statements. The statements regarding expected results of American Capital are subject to various factors and uncertainties, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions, or changes in the conditions of the industries in which American Capital has made investments.

HEADQUARTERS

Washington, DC
2 Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 fax
Info@AmericanCapital.com

REGIONAL OFFICES

Chicago
111 South Wacker Drive
Suite 4000
Chicago, IL 60606
(312) 681-7400
(312) 454-0600 fax

Dallas
2200 Ross Avenue
Suite 4500W
Dallas, TX 75201
(214) 273-6630
(214) 273-6635 fax

London*
25 Bedford Street
London WC2E 9ES
United Kingdom
+44 (0)207 539 7000
+44 (0)207 539 7041 fax

Los Angeles
11755 Wilshire Blvd.
Los Angeles, CA 90025
(310) 806-6280
(310) 806-6299 fax

New York
505 Fifth Avenue
26th Floor
New York, NY 10017
(212) 213-2009
(212) 213-2060 fax

Palo Alto
525 University Avenue
Suite 500
Palo Alto, CA 94301
(650) 289-4560
(650) 289-4570 fax

Paris*
55, Avenue Hoche
75008 Paris
France
+33 (0)1 40 68 06 66
+33 (0)1 40 68 06 88 fax

Philadelphia
Three Hundred Four Falls, Suite 770
300 Conshohocken State Road
West Conshohocken, PA 19428
(610) 238-0210
(610) 238-0230 fax

San Francisco
Three Embarcadero Center
Suite 2320
San Francisco, CA 94111
(415) 591-0120
(415) 591-0111 fax

*affiliated offices